Exhibit 99.1
HUTCHINSON TECHNOLOGY REPORTS THIRD QUARTER RESULTS

Gross Profit Declines Sequentially on Lower Leverage and Temporary Operating Inefficiency

Improved Financial Performance Expected in the Fourth Quarter

HUTCHINSON, Minn., July 25, 2013 -- Hutchinson Technology Incorporated (NASDAQ: HTCH) today reported suspension assembly shipments of 99.3 million for its fiscal third quarter ended June 30, 2013, up from 98.9 million in the preceding quarter and in line with the company’s expectations.  The company reported a net loss of $15.9 million, or $0.59 per share, on net sales of $61.3 million.  The net loss for the quarter included a $3.4 million foreign currency loss, $750,000 of non-cash interest expense and $600,000 of site consolidation costs.  Excluding these items, the company’s fiscal 2013 third quarter net loss totaled $11.1 million, or $0.41 per share.

In the preceding quarter, the company reported net income of $1.9 million, or $0.07 per diluted share, on net sales of $60.9 million.  Results for the fiscal 2013 second quarter included a $5.0 million gain on debt extinguishment, a $2.0 million foreign currency gain, $800,000 of non-cash interest expense and $300,000 of severance and site consolidation costs.  Excluding these items, the company’s second quarter net loss was $4.0 million, or $0.16 per share.

Rick Penn, Hutchinson Technology’s president and chief executive officer, said the company’s third quarter results reflected an expected reduction in gross profit on lower production volume due to inventory usage but that the company also experienced some short-term manufacturing inefficiencies.  “We resolved the manufacturing issues by the end of the quarter and our operational indicators are now in line with our targets,” said Penn.  “We expect our efficiency and fixed cost leverage to improve in the fourth quarter on higher production volume.”

Gross profit in the fiscal 2013 third quarter was $1.4 million, or 2% of net sales, compared with $8.0 million, or 13.1% of net sales, in the second quarter.  In the fiscal 2013 second quarter, gross profit benefited from higher levels of flexure and assembly production as the company built inventory to accommodate a product mix change and to ensure its ability to meet customer demand while transferring production capacity to its assembly operation in Thailand.  The component inventory built in the second quarter was largely consumed during the third quarter, resulting in lower fixed cost leverage and reduced gross profit.  In addition, the company incurred higher variable costs during the third quarter because of the previously-mentioned operating issues that reduced efficiencies on certain suspension assemblies.

Average selling price in the fiscal 2013 third quarter was $0.594 compared to $0.595 in the second quarter.  Dual-stage actuated (DSA) suspensions accounted for 20% of third quarter shipments, up from 12% in the preceding quarter.

Output from the company’s Thailand assembly operation accounted for 35% of assembly production in the fiscal 2013 third quarter and exceeded 40% of the company’s assembly production by the end of the quarter.  The company expects about 50% of assembly production to come from its Thailand operation in the fiscal 2013 fourth quarter.

Cash and investments at the end of the 2013 third quarter totaled $37.5 million compared with $41.1 million at the end of the preceding quarter.  During the quarter, the company repaid the $2.3 million balance on its revolving line of credit.  Cash generated by operations in the third quarter totaled $1.0 million and capital spending in the quarter totaled $2.4 million.

Regarding the company’s outlook, Penn said the company expects its fiscal 2013 fourth quarter suspension assembly shipments to increase sequentially to 100 million to 110 million.  “We expect a modest sequential increase in shipments as we benefit from our positions on new customer programs that are beginning to transition to higher volumes,” said Penn.  Average selling price in the fourth quarter is expected to be flat to up slightly as DSA suspensions increase to 25% to 30% of fourth quarter shipments.  Fourth quarter gross profit is also expected to increase sequentially, benefiting from improved operating efficiency and fixed cost leverage on higher production volume.

“We expect to be back on the path to improved financial performance in our fiscal fourth quarter,” said Penn.  “As part of our ongoing effort to be the industry’s lowest cost producer of suspension assemblies, we will continue to reduce our costs by improving our manufacturing efficiency, transitioning more assembly production to Thailand and continuing to consolidate our U.S. operations.”

Hutchinson Technology to Host Conference Call
The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time today.  Individual investors and news media may participate in the conference call live via the webcast, which will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com/investors.  Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software.

About Hutchinson Technology
Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems.  In the disk drive components market, the company is a key worldwide supplier of suspension assemblies for disk drives.  The company’s suspension assembly products help customers improve overall disk drive performance and meet the demands of an ever-expanding digital universe.  In the medical device market, the company is focused on bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements
This announcement contains forward-looking statements, including statements regarding demand for and shipments of disk drives, disk drive components and the company’s products, product mix, pricing, production capability and costs, operating performance, operations in Thailand and the United States, cost reductions and financial results.  The company does not undertake to update its forward-looking statements.  These statements involve risks and uncertainties.  The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, changes in demand for our products, market acceptance of new products, the company’s ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in storage capacity requirements, changes in expected data density, changes in the company’s ability to operate its assembly operation in Thailand, changes in the company’s ability to reduce costs and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

INVESTOR CONTACT:	MEDIA CONTACT:
Chuck Ives	Connie Pautz
Hutchinson Technology Inc.	Hutchinson Technology Inc.
320-587-1605	320-587-1823

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012

Net sales	$61,308	$61,005	$185,937	$184,963
Cost of sales	59,909	62,192	169,140	181,201
Gross profit (loss)	1,399	(1,187)	16,797	3,762

Research and development expenses	4,102	4,159	10,926	12,386
Selling, general and administrative expenses	5,585	6,509	17,967	21,532
Severance and site consolidation expenses	638	-	1,988	(711)
Debt refinancing costs	-	426	-	3,926
Insurance recoveries, net of flood related costs	-	3,647	-	(5,186)
Loss from operations	(8,926)	(15,928)	(14,084)	(28,185)

Other (expense) income, net	(3,424)	(453)	(442)	373
Gain on extinguishment of long-term debt	-	5,897	4,986	5,897
Interest Income	22	28	84	92
Interest expense	(3,581)	(3,970)	(11,371)	(12,535)
Gain on short- and long-term investments	-	537	272	567
Loss before income taxes	(15,909)	(13,889)	(20,555)	(33,791)

(Benefit) provision for income taxes	(43)	1	(34)	120

Net loss	$(15,866)	$(13,890)	$(20,521)	$(33,911)

Basic loss per share	$(0.59)	$(0.59)	$(0.81)	$(1.45)

Diluted loss per share	$(0.59)	$(0.59)	$(0.81)	$(1.45)

Weighted-average common shares outstanding	27,084	23,575	25,451	23,460

Weighted-average diluted shares outstanding	27,084	23,575	25,451	23,460

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets - Unaudited
(In thousands, except shares data)

	June 30,	September 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$36,285	$53,653
Short-term investments - restricted	1,200	1,200
Trade receivables, net	27,148	21,438
Other receivables	3,801	3,880
Inventories	46,365	41,432
Other current assets	5,270	7,203
Total current assets	120,069	128,806
Property, plant and equipment, net	187,442	202,468
Other assets	4,757	5,014
Total assets	$312,268	$336,288

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
Current maturities of long-term debt, net of discount	$-	$11,698
Current portion of capital lease	1,133	-
Accounts payable	16,934	13,982
Accrued expenses	8,653	6,350
Accrued compensation	10,158	9,656
Total current liabilities	36,878	41,686
Long-term debt, net of discount	122,258	125,232
Capital lease obligation	3,266	-
Other long-term liabilities	1,637	1,540
Shareholders' equity:
Common stock $.01 par value, 100,000,000 shares authorized, 27,547,000 and 23,900,000 issued and outstanding	275	239
Additional paid-in capital	431,433	430,448
Accumulated other comprehensive loss	(230)	(129)
Accumulated loss	(283,249)	(262,728)
Total shareholders' equity	148,229	167,830
Total liabilities and shareholders' equity	$312,268	$336,288

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows - Unaudited
(Dollars in thousands)

	Thirty-Nine Weeks Ended
	June 30,	June 24,
	2013	2012
Operating activities:
Net loss	$(20,521)	$(33,911)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	29,476	29,378
Stock-based compensation	741	1,492
Gain on short- and long-term investments	(272)	(567)
Loss on disposal of assets	125	388
Asset impairment charge	-	8,451
Non-cash interest expense	2,570	4,485
Gain on extinguishment of debt	(4,986)	(5,897)
Severance and site consolidation expenses	-	(1,741)
Changes in operating assets and liabilities	(4,065)	33,531
Cash provided by operating activities	3,068	35,609

Investing activities:
Capital expenditures	(15,037)	(21,595)
Proceeds from sale/leaseback of equipment	4,910	-
Change in restricted cash	1,889	(16)
Purchases of marketable securities	(1,200)	(2,813)
Sales / maturities of marketable securities	1,472	3,791
Cash used for investing activities	(7,966)	(20,633)

Financing activities:
Proceeds from issuance of common stock	280	-
Repayments of capital lease	(511)	-
Repayments of revolving credit line	(176,271)	(225,745)
Proceeds from revolving credit line	176,271	215,336
Repayments of debt	(23,470)	(37,137)
Proceeds from private placement of debt	11,590	39,400
Debt refinancing costs	(359)	(3,926)
Cash used for financing activities	(12,470)	(12,072)

Net (decrease) increase in cash and cash equivalents	(17,368)	2,904

Cash and cash equivalents at beginning of period	53,653	57,554

Cash and cash equivalents at end of period	$36,285	$60,458

Hutchinson Technology Incorporated
Loss Per Share Calculation - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012

Net loss (A)	$(15,866)	$(13,890)	$(20,521)	$(33,911)

Weighted average common shares outstanding (B)	27,084	23,575	25,451	23,460
Dilutive potential common shares		-	-	-
Weighted average common and diluted shares outstanding (C)	27,084	23,575	25,451	23,460

Basic loss per share [(A)/(B)]	$(0.59)	$(0.59)	$(0.81)	$(1.45)
Diluted loss per share [(A)/(C)]	$(0.59)	$(0.59)	$(0.81)	$(1.45)

Hutchinson Technology Incorporated
Reconciliation of Non-GAAP to GAAP Financial Measures - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended
	June 30,	March 31,	June 24,
	2013	2013	2012

Net (loss) income - GAAP	$(15,866)	$1,867	$(13,890)
Subtract gain on extinguishment of debt	-	(4,986)	(5,897)
Subtract foreign currency gain	-	(1,980)	-
Add foreign currency loss	3,368	-	1,091
Add non-cash interest expenses	749	800	1,095
Add severance and site consolidation expenses	638	332	-
Add flood-related costs	-	-	3,647
Add debt refinancing costs	-	-	426
Net loss - Adjusted	$(11,111)	$(3,967)	$(13,528)

Net (loss) earnings per common share – GAAP:

Basic (loss) earnings per share	$(0.59)	$0.07	$(0.59)
Diluted (loss) earnings per share	$(0.59)	$0.07	$(0.59)

Net (loss) earnings per common share – Adjusted:

Basic (loss) earnings per share	$(0.41)	$(0.16)	$(0.57)
Diluted (loss) earnings per share	$(0.41)	$(0.16)	$(0.57)

Weighted average common and common equivalent shares outstanding:

Basic	27,084	25,319	23,575
Diluted	27,084	26,555	23,575

Net (loss) earnings per common share basic and diluted, is calculated by dividing net income by weighted average common and common equivalent shares outstanding basic and diluted, respectively.